Exhibit 10.64

FIRST AMENDMENT, CONSENT AND WAIVER

TO CREDIT AGREEMENT

THIS FIRST AMENDMENT, CONSENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 31, 2009, among COINSTAR, INC., a Delaware corporation (the “Borrower”), the Lenders party to the Credit Agreement (hereinafter defined) and BANK OF AMERICA, N.A., as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

A. The Borrower, the Lenders and the Administrative Agent are party to that certain Amended and Restated Credit Agreement dated as of November 20, 2007 and amended and restated as of April 29, 2009 (as the same may be amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”).

B. The Borrower has advised the Lenders and the Administrative Agent that the Borrower, either directly or through its Subsidiaries, intends to sell, transfer or otherwise dispose of (i) its E-Payment line of business, consisting of (a) the assets or the equity of New E-Pay, LLC, (b) the assets or the equity of Coinstar E-Payment Services Limited and (c) other assets owned by the Borrower and its Subsidiaries that are a part of its E-Payment line of business (collectively, the “E-Payment Business”), and (ii) its money transfer line of business, consisting of (d) the assets or the equity of Coinstar E-Payment Services Inc., (e) the assets or the equity of Coinstar UK Holdings Limited and (f) other assets owned by the Borrower and its Subsidiaries that are part of its money transfer line of business (collectively, the “Money Transfer Business”; and, together with the E-Payment Business, the “Businesses”), for the fair market value thereof, and the Borrower has requested that the Lenders consent to such sales, transfers or other dispositions. The Borrower has also requested that the Credit Agreement be amended in certain respects.

In consideration of the foregoing and for other good and valuable, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms and References. Unless otherwise stated in this Amendment, (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment and (b) references to “Sections” are to the Credit Agreement’s sections.

2. Consent and Waiver. Provided that no Event of Default otherwise exists at the time of the closing thereof, the Lenders hereby (a) consent to the Disposition of one or both of the Businesses for the fair market value thereof, (b) agree that the proceeds of each such Disposition shall be excluded from the amount set forth in Section 7.05(g), (c) waive the provisions of Section 7.05 to the extent that such provisions would or might be breached as a result of either such Disposition, and (d) authorize the Administrative Agent to release Collateral and each of the applicable Subsidiaries from their obligations under the Guarantee and Collateral Agreement in connection with each such Disposition as provided in Section 9.10; provided that, as a condition to such consent and waiver, not less than five Business Days prior to either such Disposition, the Borrower shall deliver to the Administrative Agent a true and complete copy of

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the then most current draft (or final version, if available) of the definitive agreement pursuant to which such Disposition will be effected, along with (i) a pro forma balance sheet and income statement of the Borrower as of the end of the fiscal quarter ended most recently prior to such Disposition and for the four fiscal quarter period then ended, giving effect to such Disposition and the intended use of the proceeds thereof as if such Disposition had occurred on the first day of such four fiscal quarter period, and (ii) a calculation demonstrating pro forma compliance with the covenants set forth in Section 7.12 as of the end of such fiscal quarter.

3. Amendments. The Credit Agreement is amended as follows:

(a) The definition of “Consolidated Total Debt” set forth in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, but in any event, excluding obligations for undrawn amounts under outstanding letters of credit and contingent reimbursement obligations under surety bonds; provided that, notwithstanding the treatment thereof under GAAP (including under FASB ASC 470-20), such Indebtedness will include the aggregate principal amount of all Indebtedness that may be convertible in Equity Interests of the Borrower or any of its Subsidiaries, including the aggregate principal amount of the Borrower’s 4% Convertible Senior Notes due September 1, 2014 and any other convertible notes that may be issued by the Borrower or any of its Subsidiaries from time to time.

(b) Section 7.02(c) of the Credit Agreement is amended to read in its entirety as follows:

(c) Investments of the Borrower in any Guarantor, Investments of any Guarantor in the Borrower or in any other Guarantor and Investments of any Subsidiary that is not a Guarantor in any other Subsidiary that is not a Guarantor;

(c) Section 7.02(f) of the Credit Agreement is amended to read in its entirety as follows:

(f) Net Investments (determined on a consolidated basis) in Subsidiaries that are not Guarantors; provided that the aggregate outstanding amount of such Investments made pursuant to this Section 7.02(f), together with, without duplication, the aggregate amount of the outstanding Indebtedness permitted by clause (iv) of Section 7.03(f) shall not exceed 25% of the Borrower’s total stockholders equity as determined in accordance with GAAP; and provided, further, that not less than 80% of Consolidated EBITDA shall be generated by the Borrower and Guarantors at all times;

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(d) Section 7.02(h) of the Credit Agreement is amended to read in its entirety as follows:

(h) Investments outstanding on the Closing Date and listed on Schedule 7.02 and Investments included in the consideration received by the Borrower or any of its Subsidiaries for the sale of the E-Payment Business and/or the Money Transfer Business (as each such term is defined in the First Amendment, Consent and Waiver to this Agreement dated as of December 31, 2009).

4. Conditions Precedent to Effectiveness of Amendment. This Amendment shall not be effective until the Administrative Agent receives the following:

(a) counterparts of this Amendment executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent;

(b) copies of the resolutions of the Borrower’s and each other Guarantor’s Board of Directors (or other applicable governing body) approving and authorizing the execution, delivery and performance by Borrower or such Guarantor of this Amendment;

(c) payment of all reasonable expenses, including reasonable legal fees and expenses of counsel to the Administrative Agent, incurred by the Administrative Agent in connection with this Amendment, to the extent invoiced to the Borrower on or prior to the date hereof; and

(d) such other agreements, documents, instruments and items as the Administrative Agent may reasonably request.

5. Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action.

(b) All representations and warranties made or deemed made by the Borrower in the Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except that for purposes of such representations and warranties, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

(c) Since September 30, 2009, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

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(d) No Default or Event of Default has occurred and is continuing as of the date hereof.

6. Effect of Amendment. This Amendment is a Loan Document. The consent and waiver set forth in this Amendment is specifically limited to the matters expressly set forth therein and does not constitute a consent or waiver with respect to any other matter now or hereafter requiring the consent or waiver of the Lenders or the Administrative Agent under the Loan Documents. Except as expressly modified and amended by this Amendment, all of the terms, provisions and conditions of the Loan Documents, and the Liens created thereby, shall remain unchanged and in full force and effect and are hereby ratified and confirmed. If any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as waived and amended by this Amendment.

7. Expenses. The Borrower shall pay all reasonable fees and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel in connection with the negotiation, preparation, delivery and execution of this Amendment and any related documents.

8. Governing Law. This Amendment shall be governed by and construed in accordance with and be governed by the laws of the State of New York, without regard to conflict of laws principles.

9. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

10. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERCEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

11. Parties. This Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders and their respective successors and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGES FOLLOW.]

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Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

COINSTAR, INC., as the Borrower

By:	/s/ Paul D. Davis
	Name:	Paul D. Davis
	Title:	Chief Executive Officer

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

BANK OF AMERICA, N.A., as a Lender and Administrative Agent

By:	/s/ Gary L. Mingle
	Name:	Gary L. Mingle
	Title:	Senior Vice-President

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Ling Li
	Name:	Ling Li
	Title:	Vice President

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Patricia A. Hovda-Pedersen
	Name:	Patricia A. Hovda-Pedersen
	Title:	Vice President

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas A. Crandell
	Name:	Thomas A. Crandell
	Title:	Senior Vice President

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Ben Leonard
	Name:	Ben Leonard
	Title:	Vice President

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

HSBC BANK USA, N.A., as a Lender

By:	/s/ Thomas O’Connell
	Name:	Thomas O’Connell
	Title:	SVP & CE

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Garrett McKinnon
	Name:	Garrett McKinnon
	Title:	Senior Vice President

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

COLUMBIA STATE BANK, as a Lender

By:	/s/ Kevin Meabon
	Name:	Kevin Meabon
	Title:	Vice President

Signature Page to First Amendment, Consent and Waiver to Credit Agreement

Signature Page to that certain First Amendment, Consent and Waiver to Credit Agreement dated as of the date first set forth above, among Coinstar, Inc., as the Borrower, Bank of America, N.A., as the Administrative Agent, and the Lenders party thereto.

GUARANTORS:

CELLCARDS LLC
CELLCARDS OF DELAWARE LLC
CELLCARDS OF ILLINOIS, L.L.C.
COIN-OP FACTORY INC.
COINSTAR INTERNATIONAL, INC.
SESAME HOLDINGS, INC.

By:	/s/ Donald R. Rench
	Name:	Donald R. Rench
	Title:	Secretary

COINSTAR E-PAYMENT SERVICES, INC.

By:	/s/ Robbin L. Ayers
	Name:	Robbin L. Ayers
	Title:	Secretary

GROUPEX FINANCIAL CORPORATION

By:	/s/ Ronald B. Axelrod
	Name:	Ronald B. Axelrod
	Title:	Secretary

REDBOX AUTOMATED RETAIL, LLC

By: Coinstar, Inc., its sole manager

By:	/s/ Donald R. Rench
Donald R. Rench, Secretary